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                                                                    EXHIBIT 3.11

RESTATEMENT OF
ARTICLES OF INCORPORATION                               UNITED STATES OF AMERICA

OF                                                      STATE OF LOUISIANA

PRAGER INCORPORATED                                     PARISH OF ORLEANS

     BE IT KNOWN that on this 6th day of July, 1989, before me, Frank A. Piccolo, Notary Public, duly commissioned and qualified, in and for the Parish of Orleans, State of Louisiana, therein residing, and in the presence of the witnesses hereinafter named and undersigned

     PERSONALLY CARE AND APPEARED: Thomas F. Ridgley, President and Berman J. Prager, Jr., Secretary, both persons of the full age of majority and residents of the State of Louisiana, appearing herein and acting for Prager Incorporated, a for profit corporation organized under the laws of the State of Louisiana, created by Act passed before a notary public in the Parish of Orleans, on November 30, 1929, duly recorded in the office of the Secretary of the State of Louisiana, domiciled and having its principal place of business in the Parish of Orleans, who declared that pursuant to unanimous consent of all shareholders entitled to vote, they now appear for the purpose of executing this Act of Restatement of Articles of Incorporation, and putting into authentic form the Restatement of the Articles of Incorporation agreed to by the unanimous consent of all shareholders of said corporation entitled to vote. And said appears further declare that the original Articles of Incorporation of Prager Incorporated as amended prior hereto appear in full and are attached hereto as Exhibit "A", and said Articles of Incorporation of Prager Incorporated as amended are to be restated as follows:

                                    ARTICLE I

     The name and title of this Corporation shall be Prager Incorporated.

     This corporation generally shall possess all powers, rights, privileges and immunities which corporations are or

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may be hereinafter authorized to have and possess under the constitution and the
Laws of the State of Louisiana, and particularly under the Louisiana Business Corporation Law, and it shall have the power to invest the Board of Directors with all of its corporate powers, subject to such restrictions as may be named in these Articles of Incorporation.

                                   ARTICLE II

     The objects and purposes for which this corporation is organized and the nature of this business or purposes to be carried on by it are hereby declared to be as follows:

          To engage in any lawful activity for which corporations may be formed under the Louisiana
          Business Corporation Law.

The objects and purposes described herein shall in no way be limited or restricted by reference to, or inference from the terms of any other Articles of this charter.

                                   ARTICLE III

     The number of shares of capital stock with which the corporation is authorized to have outstanding is four thousand five hundred (4,500) shares with a par value of $100.00 each. Of these 4,500 shares, there shall be one hundred
(100) shares designated as Class A Voting Stock, and four thousand four hundred (4,400) shares designated as Class B Non-voting Stock. Except as otherwise provided by law, all voting rights are vested in the holders of shares of Class A Voting Stock and each shareholder thereof shall be entitled to one (1) vote, either in person or by proxy, for each such share standing in his name on the books of the Corporation. Class A Voting Stock and Class B Non-voting Stock shall be identical in all other respects. The board of directors shall have no authority to amend these Articles to vary the relative rights as among classes of stock.

                                   ARTICLE IV

     No stockholder shall sell, assign or transfer during his lifetime, or by reason of death, his or her shares of stock in this corporation without giving to the corporation,

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through its Secretary, thirty (30) days prior notice in writing by Registered
Mail of such intentions and this corporation during the first fifteen (15) days succeeding the receipt of said notice shall have the first right of purchasing said stock at its book value, as of the close of the month immediately preceding the above-mentioned notice, and should the corporation fail to exercise its right or option to purchase said stock, then the Secretary shall notify the remaining stockholders of the intention of the other stockholder to sell and the refusal of the corporation to purchase, and they, the remaining stockholders, shall have right or option of purchasing said stock during the last fifteen
(15) days of said thirty (30) days at its book value. The provisions of this
Article IV may be altered and/or superseded by written agreement between the corporation and all of its stockholders executed pursuant to Section 29 of Title 12 of the Louisiana Revised Statutes. Notwithstanding the prior sentence, this
Article IV may be amended in accordance with Article VIII herewith.

                                    ARTICLE V

     A board of directors shall be elected by vote of the shareholders of Class A Voting Stock at the general meeting of the stockholders to take place on the last Wednesday in January of every year, beginning in 1989, or on the first business day thereafter when such last Wednesday is a legal holiday; shareholders shall not have the right of cumulative voting. Written notice of the time, place and purpose of the annual shareholders meeting, shall be given as provided by law, at least ten (10) days prior to the date of such meeting, to each stockholder or record as of the date of the notice. A director need not be a stockholder. The board of directors shall consist of not less than three (3) members.

     The said board of directors shall elect a chairman of the board, a president, a secretary and a treasurer. In

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addition the board may also elect a chairman emeritus, a vice president, an assistant secretary and such additional vice presidents as the board, in its discretion, may deem necessary or appropriate to the efficient management of this corporation. Any two offices may be combined and held by the same individual.

     Any director absent from a meeting of the board may be represented by any other director or shareholder, who may cast a vote of the absent director, according to the written instructions, general and special of the absent director.

                                   ARTICLE VI

     Without any necessity of action by the shareholders, previously authorized but unissued of shares of stock of the corporation may be issued from time to time by the board of directors, and any and all shares so issued and paid for, shall be deemed fully paid stock and not liable to any further assessment or call, and the holder of such shares shall not be liable for any further payment thereon.

                                   ARTICLE VII

     The shareholders shall have preemptive rights.

                                  ARTICLE VIII

     These articles may be altered, amended or repealed by the affirmative vote or written consent of two-thirds of the total voting power.

                                   ARTICLE IX

     Whenever the affirmative vote of shareholders is required to authorize or constitute corporate action, the consent in writing to such action signed by only shareholders holding that proportion of the total voting power on the question which is required by law or by these articles of incorporation, which ever requirement is higher, shall be sufficient for the purpose, without necessity for a meeting of shareholders.

     THUS DONE AND PASSED, in my office, in duplicate originals, in Orleans Parish, State of Louisiana, on the day, month, and year hereinabove first written, in the presence of the

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undersigned competent witnesses, and me, Notary, after due reading of the whole.


WITNESSES:

                                      /s/ Thomas F. Ridgley
                                      ----------------------------------
                                      THOMAS F. RIDDLEY, President
       /s/ ILLEGIBLE
-----------------------------
          ILLEGIBLE

      /s/ Robert L. Pence             /s/ Berman J. Prager
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         Robert L. Pence              BERMAN J. PRAGER, Secretary


                               /s/ ILLEGIBLE
                           ------------------------
                                NOTARY PUBLIC

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